Name of Grantee:

Kohlberg Capital Corporation
Restricted Stock Award Agreement

KOHLBERG CAPITAL CORPORATION STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.

Kohlberg Capital Corporation
295 Madison Avenue
6th Floor
New York, NY 10017

Ladies and Gentlemen:

The undersigned Grantee (the “Grantee”) (i) acknowledges receipt of an award (the “Award”) of restricted stock from Kohlberg Capital Corporation, a Delaware corporation (the “Company”), under the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan, a copy of which Plan, as in effect on the date hereof, is attached hereto as Exhibit A; and (ii) agrees with the Company as follows:

1.
Effective Date. This Restricted Stock Award Agreement (the “Award Agreement”) shall take effect as of [•], which is the grant date of the Award (the “Grant Date”). The Grantee shall be the record owner of the Shares on the Grant Date.

2.
Shares Subject to Award. The Award consists of a total of [•] shares of Common Stock of the Company, par value $.01 per share (the “Shares”) with a Fair Market Value on the Grant Date of $[•] per Share and $[•] ([•] DOLLARS) in the aggregate.

The Grantee’s rights to the Shares are subject to the restrictions described in this Award Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3.
Nontransferability of Shares. Except as provided in this Award Agreement or the Plan, the Shares acquired by the Grantee pursuant to this Award Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed and are subject to a substantial risk of forfeiture.

4.
Forfeiture Risk. If the Grantee's Employment with the Company and its subsidiaries ceases for any reason, then any and all outstanding and unvested Shares acquired by the Grantee hereunder shall be automatically and immediately forfeited.

Kohlberg Capital Corporation
Restricted Stock Award Agreement	Page 2 of 6

The Grantee hereby (i) appoints the Company as the attorney-in-fact of the Grantee to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

5.
Book Entry Form. Unvested Shares are to be held in book entry form and the Grantee agrees that the Company may give stop transfer instructions to the depositary, stock transfer agent or other keeper of the Company’s stock records to ensure compliance with the provisions hereof.

6.
Certificates for Unvested Shares. The Company may, upon request, issue the Grantee a certificate representing unvested Shares. The administrative costs and risk of loss of such certificated shares are the sole responsibility of the Grantee. In addition to any legend required by applicable law, any certificates issued representing Shares shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE KOHLBERG CAPITAL CORPORATION AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND KOHLBERG CAPITAL CORPORATION, DATED AS OF [•], BETWEEN KOHLBERG CAPITAL CORPORATION AND [•]. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF KOHLBERG CAPITAL CORPORATION.

7.
Vesting of Shares. Unless earlier vested pursuant to the Plan, the Shares acquired hereunder shall Vest during the Grantee’s Employment by the Company or a subsidiary thereof in accordance with the provisions of this Section 8 and applicable provisions of the Plan, as follows:

[•]

For purposes of this Award Agreement, “Vest” shall mean, with respect to any Share, the lapsing of the restrictions described herein with respect to such Share and the terms “Vesting” and “Vested” shall be construed accordingly.

8.	Settlement of Vested Shares. Each Share that is vested in accordance with this Award Agreement shall be settled by the issuance of a whole share of Common Stock.

Unless a Section 83(b) election is made within 30 days of the Grant Date, Vested Shares shall be treated as compensation and shall be taxed at normal federal, state and local income tax rates at the fair value of the Shares on the Vesting date. The Grantee must also pay Medicare taxes and social security taxes, as may be limited by an annual cap of total compensation, in respect of the compensation income resulting from the Vesting of Shares.

Kohlberg Capital Corporation
Restricted Stock Award Agreement	Page 3 of 6

The Company's obligation to deliver a certificate upon Vesting representing such Vested Shares shall be subject to the Grantee’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Grantee may satisfy such obligation(s), in whole or in part, by (i) delivering to the Company a check for the amount required to be withheld or (ii) if permitted under the 1940 Act and as the Board in its sole discretion approves in any specific or general case, having the Company withhold Shares or delivering to the Company already-owned shares of Common Stock, in either case having a fair market value equal to the amount required to be withheld, as determined by the Board. In addition, to the extent that the Company so chooses, the Company can hold back 100% of the Grantee's compensation earned after such obligations arose and such held back amount shall be applied by the Company to satisfy such obligations.

Prior to any release of any Vested Shares in the form of certificates representing such shares of Common Stock, the Grantee must pay, in advance, all of the Grantee’s share of federal, state and local income and related payroll taxes in respect of such Shares.

9.
Delivery of Vested Shares. For any Vested Shares that have been requested to be settled by the Grantee, the Company will take such steps as it deems necessary or appropriate to record and manifest such Shares for delivery to the Grantee without restriction on transferability. At the direction of the Grantee, delivery may be either in book-entry form through the Depository Trust Company (or a nominee thereof) to an account at the Grantee’s direction or certificated, without the aforesaid legend, and issued and delivered to the Grantee.

10.
Fractional Shares. Fractional shares shall not Vest hereunder, and when any provision hereof may cause a fractional share to Vest, any Vesting in such fractional share shall be postponed until such fractional share and other fractional shares equal a Vested whole share.

11.
Dividends, etc. The Grantee shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those vested and unvested Shares of which the Grantee is the record owner on the record date for such dividend or other distribution, whether or not Vested at such time, in the same form and amount as any holder of Stock receives, and (ii) vote any Shares of which the Grantee is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “Associated Share”) acquired hereunder, by reason of a stock dividend, stock split or other similar adjustment to the Stock pursuant to Section 4(d) of the Plan, shall be subject to the restrictions of this Award Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited. Notwithstanding the foregoing, the Grantee shall elect, and hereby irrevocably appoints the Company’s Chairman of the Board and the Company’s Secretary as the Grantee’s attorneys-in-fact to elect on Grantee’s behalf in the absence of an election from Grantee, to receive cash distributions under the Company’s dividend reinvestment plan in respect of all unvested Shares under this Award Agreement.

Kohlberg Capital Corporation
Restricted Stock Award Agreement	Page 4 of 6

12.
Sale of Vested Shares. The Common Stock issued in respect of Vested Shares hereunder may be traded only during the Company’s open period trading window as established by the Company’s policies and procedures manual, Corporate Governance: Insider Trading Policy. The Grantee understands that the sale of any Share, once it has Vested, will remain subject to (i) satisfaction of applicable tax withholding requirements, if any, with respect to the Vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose and (iii) applicable requirements of federal and state securities laws.

13.
Provisions of the Plan. This Grant is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Award has been furnished to the Grantee and the Grantee agrees to be bound by the terms of the Plan and this Award. In the event of any conflict between the terms of this Award and the Plan, the terms of this Award shall control.

14.	Certain Tax Matters. The Grantee expressly acknowledges the following:

A.
The Grantee has been advised to confer promptly with a professional tax advisor to consider whether the Grantee should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date this Award is granted and the Grantee must provide the Company with a copy of the 83(b) election prior to filing. The Company has made no recommendation to the Grantee with respect to the advisability of making such an election.

B.
The award or Vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that his or her rights hereunder are subject to his or her promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion), all taxes required to be withheld in connection with such award, Vesting or payment. Notwithstanding the foregoing, the Board shall, at the election of the Grantee or may otherwise if the Grantee does not otherwise provide for the payment of all taxes required to be withheld in connection with such award, Vesting or payment, hold back Shares from an Award or permit the Grantee to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).

15.
Definitions. Capitalized terms defined in this Award Agreement are used herein as so defined. Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the meaning provided in the Plan.

16.
Change in Capital Structure. In accordance with Section 4(d) of the Plan, the terms of this Award Agreement shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

Kohlberg Capital Corporation
Restricted Stock Award Agreement	Page 5 of 6

17.
Stock Power. With respect to any Shares that are forfeited in accordance with this Award Agreement, the Grantee hereby irrevocably appoints the Company’s Chairman of the Board and the Company’s Secretary as the Grantee’s attorneys-in-fact to transfer any forfeited Shares on the books of the Company with full power of substitution in the premises. The Company’s Chairman and Secretary shall use the authority so granted in this Section 18 to cancel any Shares that are forfeited in accordance with the terms of this Award Agreement.

18.
No Employment Commitment; Tax Treatment. Nothing herein contained shall be deemed to be or constitute an agreement or commitment by the Company or any of its subsidiaries to continue the Grantee in its employ. The Company makes no representation about the tax treatment to the Grantee with respect to receipt or settlement of the restricted Shares or acquiring, holding or disposing of the Shares.

19.
Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan as in effect on the date hereof has been made available to the Grantee and agrees to be bound by all the terms and provisions thereof (as such Plan may be amended from time to time in accordance with the terms thereof).

20.
Binding Effect. Subject to the limitations stated above and in the Plan, this Award Agreement shall be binding upon and inure to the benefit of the Grantee and his or her legatees, distributees, and personal representatives and to the successors of the Company.

21.
General. For purposes of this Award Agreement and any determinations to be made by the Board or the Committee, as the case may be, hereunder, the determinations by the Board or the Committee, as the case may be, shall be binding upon the Grantee and any transferee.

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Kohlberg Capital Corporation
Restricted Stock Award Agreement	Page 6 of 6

Very truly yours,

Address:

Dated:_______________

The foregoing Restricted Stock

Award is hereby accepted:

KOHLBERG CAPITAL CORPORATION

_______________________________

Name: Michael I. Wirth
Title: Chief Financial Officer

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